Exhibit 23.1

Certified Public Accountants & Business Consultants
 Bank of America Financial Center - 601 W. Riverside, Suite 1940 - Spokane, WA 99201-0611
509-838-5111Fax: 509-838-5114 E-mail: wwpcpas@williams-webster.com

CONSENT TO INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-KSB, into the Company's previously filed Registration Statements, File No. 333-102560.

/s/ Williams and Webster, P.S.
Williams and Webster, P.S.
Spokane, Washington
October 7, 2003